EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-42090, 333-51764 and 333-117182), and Registration Statements on Form S-8 (Nos. 333-17189 and 333-37568) of our report dated November 6, 2006, relating to the financial statements of PYR Energy Corporation appearing in this Annual Report on Form 10-KSB of PYR Energy Corporation for the years ended August 31, 2006 and 2005.

HEIN & Associates LLP

Denver, Colorado
November 20, 2006